Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF

CHINA NORTH EAST PETROLEUM HOLDINGS, LTD.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of China North East Petroleum Holdings, Ltd., relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-KSB of China North East Petroleum Holdings, Ltd. for the years ended December 31, 2005 and 2004.

JIMMY C.H. CHEUNG & CO.

Certified Public Accountants

Hong Kong

Date: April 13, 2006